QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-11011, 333-40021, 333-41489, 333-95431, 333-33938, 333-43196, 333-44128, 333-58916 and 333-133188) and Form S-8 (File Nos. 333-09135, 333-57141, 333-40940, 333-65084, 333-106280, 333-125961, 333-133185, and 333-134781) of NMS Communications Corporation of our report dated April 1, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 1, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM